UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-5339393 (I.R.S. Employer Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑.
Securities Act registration statement file number to which this form relates (if applicable):
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the Current Report on Form 8-K, dated June 20, 2008 (File No. 333-140056) as originally filed with the Securities and Exchange Commission on June 24, 2008, 2008 (the “Form 8-K”), is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
The following exhibits are filed as part of this registration statement.
3.1	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference from, and filed as Exhibit 3.1 to Registrant’s Form 8-K)

3.2	Bylaws of Registrant (incorporated by reference from, and filed as Exhibit 3.1 to Registrant’s Form 8-K)

4.1
Investor’s Rights Agreement, effective as of December 31, 2005, by and between The University of Mississippi Research Foundation and Registrant (incorporated by reference from, and filed as Exhibit 4.1 to Registrant’s Form 8-K)

4.2
Tag-Along Agreement effective as of December 31, 2005, by and among ChromaDex, Inc., Frank Louis Jaksch, Snr. & Maria Jaksch, Trustees of the Jaksch Family Trust, Margery Germain, Lauren Germain, Emily Germain, Lucie Germain, Frank Louis Jaksch, Jr., and the University of Mississippi Research Foundation (incorporated by reference from, and filed as Exhibit 4.2 to Registrant’s Form 8-K)

4.3	License Agreement, effective September 15, 2005 between L&J Becvar, L.P. and ChromaDex, Inc. (incorporated by reference from, and filed as Exhibit 4.3 to Registrant’s Form 8-K)

4.4	Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation (incorporated by reference from, and filed as Exhibit 4.4 to Registrant’s Form 8-K)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 25, 2008	CHROMADEX CORPORTION

	By:	/s/ Frank L. Jaksch Jr.

Frank L. Jaksch Jr. President and Chief Executive Officer